As filed with the Securities and Exchange Commission on June 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	59-2754337
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7456 16th St E

Sarasota, Florida 34243

(Address, including zip code, of registrant’s principal executive offices)

Helios Technologies, Inc. 2023 Equity Incentive Plan

(Full title of the plan)

Marc A. Greenberg

Executive Vice President, General Counsel & Secretary

7456 16th St E

Sarasota, Florida 34243

(941) 362-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joel T. May

Jones Day

1221 Peachtree St N.E.

Suite 400

Atlanta, Georgia 30361

(404) 521-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Helios Technologies, Inc. (the “Registrant”) to register an additional 1,000,000 shares of common stock, par value $.001 per share (“common stock”), issuable pursuant to the Helios Technologies, Inc. 2023 Equity Incentive Plan, as amended through June 12, 2026, which are securities of the same class and relate to the same employee benefit plan as those shares of common stock registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-272462) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on June 6, 2023 (the “Prior Registration Statement”) in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Accordingly, the Registrant incorporates by reference herein the contents of the Prior Registration Statement which are made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The following documents have been filed by the Registrant with the SEC and are incorporated herein by reference:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026 (File No. 001-40935), filed with the SEC on March 3, 2026;

b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 4, 2026 (File No. 001-40935), filed with the SEC on May 12, 2026;

c)	The Registrant’s Current Reports on Form 8-K (File No. 001-40935) filed with the SEC on February 26, 2026, March 20, 2026 (Item 8.01 only), and June 15, 2026; and

d)

The description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the SEC on February 25, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 in the Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed on December 19, 1996 (File No. 333-14183)).

4.2	Articles of Amendment to Articles of Incorporation effective June 8, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-21835) filed on June 9, 2011).

4.3	Articles of Amendment to Amended and Restated Articles of Incorporation as filed with the Secretary of State of Florida on June 4, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-21835) filed on June 4, 2014).

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation as filed with the Secretary of State of Florida on June 13, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report Form 8-K (File No. 000-21835) filed on June 18, 2019).

4.5	Fourth Amended and Restated Bylaws dated June 4, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-21835) filed on June 7, 2021).

4.6	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed on February 25, 2020).

4.7	Helios Technologies, Inc. 2023 Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on May 4, 2026).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP.

24	Power of Attorney (contained on signature page to this Registration Statement).

107	Calculation of Filing Fee Tables.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on this sixteenth day of June, 2026.

Helios Technologies, Inc.
(Registrant)

By:	/s/ Marc A. Greenberg
Name: Marc A. Greenberg
Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Sean Bagan, Jeremy Evans and Marc A. Greenberg, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to this Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Bagan Sean Bagan	President & Chief Executive Officer, Director (Principal Executive Officer)	June 16, 2026

/s/ Jeremy Evans Jeremy Evans	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2026

/s/ Laura Dempsey Brown Laura Dempsey Brown	Director, Chair of the Board of Directors	June 16, 2026

/s/ Douglas M. Britt Douglas M. Britt	Director	June 16, 2026

/s/ Cariappa (Cary) Chenanda Cariappa (Cary) Chenanda	Director	June 16, 2026

/s/ Diana Sacchi Diana Sacchi	Director	June 16, 2026

/s/ Alexander Schuetz Alexander Schuetz	Director	June 16, 2026

/s/ Ian Walsh Ian Walsh	Director	June 16, 2026